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                                                                   EXHIBIT 23.10


                         CONSENT OF VINSON & ELKINS LLP


     We hereby consent to the use in this Post-Effective Amendment No. 2 to Form S-1 (File No. 333-76911) of our opinion, dated June 28, 1999, as to the legality of the securities registered thereby (Exhibit 5.1 thereto) and our opinion, dated June 28, 1999, as to certain tax matters arising in connection with the securities registered thereby (Exhibit 8.1).


Dallas, Texas
April 19, 2000

                                                  /s/ Vinson & Elkins LLP